Exhibit 99.1

Cerecor to Acquire Ichorion Therapeutics

Transaction worth approximately $26.5 Million in Stock plus potential milestones accelerates Cerecor’s transformation strategy; Strengthens Rare Disease Pipeline and Expands Pediatric Portfolio

BALTIMORE, MD — September 25, 2018 — Cerecor Inc. (NASDAQ: CERC), a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for orphan disorders, announced today that it has agreed to acquire Ichorion Therapeutics, Inc. Ichorion is a privately-held biopharmaceutical company focused on developing treatments and increasing awareness of inherited metabolic disorders known as Inborn Errors of Metabolism (IEMs). The terms of the agreement include the issuance of approximately 5,800,000 shares of Cerecor common stock at closing, subject to an end of 2019 lock-up, and development milestones worth up to an additional $15 million, payable either in Cerecor stock or in cash in certain circumstances.

The transaction was unanimously approved by the Board of Directors of both Cerecor and Ichorion and is expected to close later today.

Ichorion has established a unique pipeline of genetically-targeted therapies that complement Cerecor’s mission of developing treatments for pediatric and orphan indications. Their pipeline augments the existing neurology assets in Cerecor’s pipeline, adding multiple substrate replacement therapies with the potential to leverage the 505(b)(2) pathway to accelerate development and approval.  There is the potential for the first 505(b)(2) program’s New Drug Application (NDA) to be submitted within calendar year 2020. Ichorion has also expanded a platform chemistry to address IEMs that are unresponsive to traditional substrate replacement. The combined pipeline is exclusively focused on therapeutic approaches that have demonstrated clinical or genetic validation in neurological and pediatric orphan disorders with high unmet medical needs.

Peter Greenleaf, Cerecor’s Chief Executive Officer, stated, “We are extremely excited to complete this acquisition, as these clinical and preclinical assets solidify our pipeline of rare disease and orphan drugs.  Specifically, these compounds fit nicely into our Pediatric Portfolio, complementing both our orphan drug pipeline and commercial footprint in Pediatrics. The bonus is the potential for expedited development and approval by taking advantage of the 505(b)(2) hybrid pathway. Two of Ichorion’s programs have already been granted Rare Pediatric Disease Designation and are eligible for Priority Review Vouchers upon approval. We also anticipate potential regulatory designations that can further accelerate our ability to put these medicines in the hands of physicians and caregivers to treat children afflicted with these rare diseases.”

Benefits of the Transaction

•                  Compelling, non-cash transaction for Cerecor shareholders:  Cerecor continues to build a commercial footprint that provides non-dilutive cash to fund pipeline development. This stock transaction accelerates Cerecor’s transformation towards an organization focused on advancing a robust pipeline and bringing new therapies to market.

•                  Value creation through pipeline assets: The integration of Ichorion’s substrate replacement therapies enhances the Cerecor rare disease pipeline and broadens a portfolio of pediatric products in development. Two of Ichorion’s 505(b)(2) candidates have been granted Rare Pediatric Disease Designation by the FDA, making them eligible to receive Priority Review Vouchers upon approval of an NDA.  Under Section 529 to the Federal Food, Drug, and Cosmetic Act (FD&C Act), FDA awards priority review vouchers to sponsors of rare pediatric disease product applications that meet certain criteria. Under this program, a sponsor who receives an approval for a drug or biologic for a “rare pediatric disease” may qualify for a voucher that can be redeemed by the sponsor or another company to receive a priority review of a subsequent marketing application for a different product. The 505(b)(2) pathway provides additional flexibility to draw on existing data resources that can expedite development and approval. Cerecor plans to open INDs for two of these programs in 2019.

Additionally, Ichorion’s chemistry platform has generated a preclinical candidate for a rare mitochondrial disorder associated with high pediatric mortality. The platform utilizes a prodrug approach to overcome limitations of direct substrate replacement and the lead candidate is preparing to enter an IND-enabling program.

•                  Aligns with Cerecor’s Transformation and Innovation Strategy: Cerecor’s pipeline strategy is focused on bringing new products to market for orphan indications in the neurological and pediatric space, two areas ripe for innovative approaches to unmet medical needs. Ichorion’s pipeline programs in pediatric rare diseases will supplement Cerecor’s existing neurology pipeline including CERC-301, an ongoing clinical development program for neurogenic orthostatic hypotension, CERC-406 for Parkinson’s and other diseases, and CERC-611 for rare and more common forms of epileptic seizures. Each program in Cerecor’s pipeline takes advantage of clinical or genetic validation of the underlying mechanism-of-action.

•                  Commercial Fit: Ichorion’s pipeline aligns with Cerecor’s existing commercial efforts focused in Pediatrics. Cerecor’s Pediatric Franchise provides a leading commercial position in an established market and the platform to introduce new products that are transformational for patients. This foothold should help identify patients by increasing awareness through patient advocacy and by educating pediatric healthcare providers on solutions available for patients that can help facilitate diagnosis and treatment.

•                  Extends Cerecor’s geographic and commercial reach: The current focus of Cerecor is primarily the U.S., however the addition of the Ichorion assets and the ultra-rare nature of these disorders could provide the opportunity for expansion of the commercial and medical footprint with academic collaborators abroad.

Patrick J. Crutcher, former Chairman of the Board and President of Ichorion, along with Stephen Thomas, PhD, former Chief Scientific Officer of Ichorion, will be joining the Cerecor leadership team.  Mr. Crutcher will serve as Vice President, Business Development. Mr. Crutcher brings strategic expertise in corporate and business development, regulatory strategy, competitive intelligence, market analysis, and new business evaluation with a focus orphan drug development. He holds a BSc in Mathematics from University of Illinois and a MSc & CPhil in Statistics from UCLA.

Dr. Stephen Thomas, former Chief Scientific Officer and co-founder of Ichorion, will serve as Vice President, Head of Discovery at Cerecor, overseeing early-stage development and portfolio management of Cerecor’s R&D pipeline. Dr. Thomas has extensive experience in drug development for rare and orphan diseases, from discovery to clinical development and regulatory strategy. Dr. Thomas obtained his Ph.D. in Chemistry and Chemical Biology from Columbia University.

Mr. Crutcher commented, “Both Boards unanimously supported this acquisition based on the potential to build one of the most exciting pipelines in the orphan space while addressing significant medical needs. The strategic fit is evident and the leadership at Cerecor know how to build impactful biopharmaceutical organizations. We are truly excited to join Cerecor in their efforts to develop and commercialize therapies for patients with orphan disorders where we believe we can make an impact, particularly on children and their families.”

About Cerecor

Cerecor is a biopharmaceutical company focused on becoming a leader in the development of neurologic and pediatric therapies that make a difference in the lives of patients. The Company’s pipeline is led by CERC-301, which Cerecor is currently exploring as a novel treatment for orphan neurological indications. Cerecor is also developing two pre-clinical stage compounds, CERC-611 and CERC-406. The Company’s R&D efforts are supported by revenue from its franchise of commercial medications led by Poly-Vi-Flor® (multivitamin and fluoride supplement tablet, chewable) and Tri-Vi-Flor® (multivitamin and fluoride supplement suspension/drops). In February 2018, the Company added to its marketed product portfolio by acquiring Karbinal™ ER, AcipHex® Sprinkle™, Cefaclor for Oral Suspension, and Flexichamber™.

For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review, potential attributes and benefits of product candidates; the expansion of Cerecor’s drug portfolio; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: drug development costs, timing and other risks; Cerecor’s cash position and the potential need for it to raise additional capital; risks associated with acquisitions, including the need to quickly and successfully integrate acquired assets and personnel; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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Westwicke Partners

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